PATENT

                                   ASSIGNMENT


   For valuable consideration, the receipt of which is acknowledged, Joseph M. Lively and WeatherEye of 110 Willard Avenue, Farmingdale, New York 11735,

   HEREBY assigns, transfers and sets over to Alcohol Sensors International, Ltd., of 11 Oval Drive, Islandia, New York 11772, all right title and interest in and to Patent Number 5780973 dated July 14, 1998, any and all inventions relating to a headlight management system, including but not limited to all drawings, schematics, plans, prototypes and any and all patents relating thereto all inventions disclosed therein, and all counterpart patent applications, patents and rights to the invention throughout the world, and with the right to sue for past infringement and collect all damages therefor.

   Dated 21st day of September, 1998.


   For and on behalf of Joseph M. Lively        /s/Joseph M. Lively



   For and on behalf of WEATHEREYE, INC.        /s/Joseph M. Lively



   Name: Joseph M. Lively